Exhibit 10.3.1

AMENDMENT AGREEMENT
(English Translation)

This Amendment Agreement (this “Amendment”) is entered into on May 18th, 2011 by and between the following parties:

(1)
Aleris Dingsheng Aluminum (Zhenjiang) Co. Ltd. (爱励鼎胜铝业༈镇江༉有限公司), a sino-foreign joint venture company established under the laws of the People’s Republic of China, as the borrower (the “Borrower”); and

(2)	Bank of China Limited, Zhenjiang Jingkou Sub-Branch (中国银行股份有限公司镇江京口支行), as the lender (the “Lender”).

RECITALS
WHEREAS, the Borrower and the Lender have entered into that certain Facility Agreement dated as of March 29, 2011 (“Original Agreement”);

WHEREAS, the Borrower and the Lender desire to the amend certain terms and conditions under the Original Agreement;

NOW THREFORE, based on mutual consultations between the Borrower and the Lender, it is agreed as follows:

1.	Section 5.3(d) of the Original Agreement is hereby deleted and replaced in its entirety with the following paragraph:

“(d)
If any single Utilisation under Facility C is in an amount equal to or greater than RMB 30 million (or the USD equivalent of RMB 30 million, based on foreign currency exchanged pursuant to the exchange rate on the actual Utilisation Date), then the Borrower shall authorize the Lender to transfer such payment amounts directly to the account of the third party payee.”

2.	The following schedule is hereby added to the end of Section 6.2(a) of the Original Agreement:

Repayment Plan of Aleris Dingsheng Aluminum (Zhenjiang) Co., Ltd. for Term Loans of RMB1,197,000,000 (or its equivalent in foreign currency)
Repayment Installment	Repayment Amount (or its equivalent in foreign currency)	Repayment Date	Expected Net Cash Flow of the Same Year	Repayment Amount/Expected Net Cash Flow of the Same Year * 100%
1	29,925,000	2016-1-1	275,296,600	21.74%
2	29,925,000	2016-7-1
3	59,850,000	2017-1-1
4	59,850,000	2017-7-1
5	89,775,000	2018-1-1
6	89,775,000	2018-7-1
7	119,700,000	2019-1-1
8	119,700,000	2019-7-1
9	119,700,000	2020-1-1	357,519,900	66.96%
10	119,700,000	2020-7-1
11	149,625,000	2021-1-1	386,287,800	92.96%
12	209,475,000	2021-5-16
Total	1,197,000,000		1,918,317,500

Note: the total amount of term Loans is RMB1,197,000,000, including USD100,000,000 and RMB532,000,000 (exchange rate for USD is 1:6.65).

3.	Schedule 2, Conditions Precedent, Part A, Paragraph 1(g) of the Original Agreement is hereby deleted and replaced in its entirety with the following paragraph:

“(g) a valid and effective land grant contract, or a pre-review opinion issued by Jiangsu Ministry of Land and Resources regarding the land underlying the Project and a commitment letter issued by the Borrower which guarantees that once the Borrower obtains the land use right certificate, it will promptly mortgage the same to the Lender;”

4.	All undefined and capitalized terms in this Amendment shall have the meaning given to them in the Original Agreement.

5.	Except as otherwise provided in this Amendment, the other terms and conditions of the Original Agreement shall remain unchanged and in full force and effect.

6.
The effectiveness of this Amendment shall be subject to the formal written approval of the Borrower’s Board of Directors (the “Internal Approval”). The Borrower undertakes to use its best effort to complete its Internal Approval on or before July 31, 2011.

7.	This Amendment may be executed in any number of counterparts, each of which shall be deemed to an original, and such counterparts together shall constitute one instrument.

This Amendment has been entered into on the date stated at the beginning of this Amendment.

[SIGNATURE PAGE FOLLOWS]

BORROWER

For and on behalf of                         )
)
ALERIS DINGSHENG ALUMINUM             )
(ZHENJIANG) CO., LTD.                    )
(爱励鼎胜铝业༈镇江༉有限公司)                )

By:    /s/Gerd Jegodzinski________
Name:    Gerd Jegodzinski__________
Title:    VP Finance______________

LENDER

For and on behalf of     )                        )
BANK OF CHINA, ZHENJIANG BRANCH    )
JINGKOU SUB-BRANCH     )
(中国银行镇江分行京口支行)    )

By:    _____ /s/___________
Name:    ________________________
Title:    ________________________